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                                                                     EXHIBIT 5.1




                [Letterhead of Milbank, Tweed, Hadley & McCloy]


                                                           ___, 1997


Banner Aerospace, Inc.
300 West Services Road
Washington, D.C.  20041

                 Re:      Registration Statement on Form S-3
                          Issuance of Shares of Series A Convertible
                          Paid-in-Kind Preferred Stock,
                          par value $.01 per share

Ladies and Gentlemen:

         We have acted as counsel to Banner Aerospace, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") today for the purpose of registering under the Securities Act of 1933, as amended, a maximum of 7,521,088 shares of Series A Convertible Paid-in-Kind Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth or incorporated in the Registration Statement.

         The Preferred Stock will be issued to the holders of non-transferable Rights to subscribe to shares of Preferred Stock who elect to exercise such Rights by the Expiration Date as provided in the Registration Statement. Such Rights will be distributed to the holders of record of common stock, par value $1.00 per share (the "Common Stock"), of the Company on the designated Record Date.

         In rendering the opinions expressed below, we have examined originals, or copies certified to our satisfaction, of such documents, corporate records of the Company and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, including the following: (a) the Company's Restated Certificate of Incorporation, as amended, and Amended and Restated By-laws; (b) certain resolutions adopted by the Board of Directors of the Company concerning the Registration Statement and the capital stock of the Company; (c) a proposed resolution to be adopted by the Company's shareholders amending the Restated Certificate of Incorporation to authorize the Company to issue 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock (the "Shareholders' Resolution"); and (d) the Registration Statement. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions, we have relied upon representations and warranties as to
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factual matters made in or pursuant to the Registration Agreement by the parties thereto, and certificates of public officials and officers or other appropriate representatives of the Company.

                 Based upon and subject to the foregoing and subject also to the qualification set forth below, and having regard to legal considerations which we deem necessary as a basis for the opinions expressed below, we are of the opinion that upon the approval of the Shareholders' Resolution by the shareholders of the Company and the filing of each of (a) the related amendment to the Company's Restated Certificate of Incorporation and (b) the Certificate of Designations, Preferences, Rights and Limitations of the Preferred Stock with the Delaware Secretary of State, the Preferred Stock issued upon exercise of the Rights, in accordance with the terms thereof, and the Common Stock issued upon conversion of the Preferred Stock, in accordance with the terms thereof, will have been legally and validly issued and will be fully paid and nonassessable.

                 The foregoing opinions are limited to matters involving the Federal laws of the United States of America, the general corporate law of the State of Delaware and the laws of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

                 This opinion is addressed to you solely in connection with the matters referred to herein and is not to be relied upon by any other person, except the New York Stock Exchange and the Commission, or for any other purpose.

                 We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement and any amendment thereto, and the Prospectus relating thereto.

                                        Very truly yours,


                                        Milbank, Tweed, Hadley & McCloy



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